UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2017

WESTWOOD HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(214) 756-6900
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Mutual Fund Award to Chief Investment Officer
On March 28, 2017, Mark R. Freeman, the Company’s Chief Investment Officer, and the Company entered into a Mutual Fund Share Incentive Agreement (the "MFSI Agreement"). The MFSI Agreement provides that Mr. Freeman is eligible to earn (i) $500,000 (the "Target Bonus Amount") if the Westwood Income Opportunity Fund (the "Fund") receives a 4-star overall rating from Morningstar for the Fund performance period that commenced on January 1, 2017 and ends on December 31, 2017 (the "Performance Period") and (ii) $1 million (the "Maximum Bonus Amount") if the Fund receives a 5-star overall rating from Morningstar for the Performance Period, either of which is subject to vesting as further described below. The MFSI Agreement alternatively provides that Mr. Freeman is eligible to earn (i) the Target Bonus Amount if the Fund receives a 3-star overall rating, and (ii) $1 million if the Fund receives a 4-star or 5-star overall rating, but for both (i) and (ii), only in the event the Fund is classified in the Allocation-50-70% Equity Category reported by Morningstar at the end of the Performance Period, and the Fund’s Morningstar Risk Rating for the Performance Period is "Average," "Below Average," or "Low."
If the Compensation Committee determines that the Fund has received a 3, 4 or 5-star overall rating from Morningstar, then the amounts of $500,000 or $1 million, as applicable, will be notionally credited to a bookkeeping account in Mr. Freeman's name (the "Account") maintained by the Company and converted, on a notional basis, to a number of shares of the Fund ("Fund Shares") equal to any bonus amount divided by the net closing value of a Fund Share on the date such bonus amount is credited to the Account. The value of the Account adjusts (up or down) to reflect changes in the net value of the Fund Shares credited to the Account. If and when distributions are paid by the Fund with respect to its shares, the Company would credit the Account with additional Fund Shares having a value equal to the amount of the distributions that would have been payable if the Fund Shares credited to the Account were issued and outstanding.
Mr. Freeman’s right to receive payment of the amount credited to the Account will vest 50% on December 31, 2018 and 50% on December 31, 2019, provided that he remains continuously employed by the Company through those dates. If Mr. Freeman's employment terminates prior to the vesting dates above, Mr. Freeman will forfeit his rights under the MFSI Agreement, except in the case of (i) his death, (ii) his disability, or (iii) pursuant to terms specified in the employment agreement between the Company and Mr. Freeman effective January 1, 2017. Payment of the amount credited to the Account may, in the Compensation Committee’s discretion, be in Fund Shares, cash or other property, and subject to any applicable tax withholding. Payment is due within 30 days of the applicable date of vesting.
The foregoing description of the MFSI Agreement is not complete and is qualified in its entirety by reference to the Form of Mutual Fund Share Incentive Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Compensation Committee expects that the Form of Mutual Fund Share Incentive Agreement will be used for future grants of mutual fund share incentive awards to Mr. Freeman.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description

10.1	Form of Mutual Fund Share Incentive Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.
Date:	March 29, 2017	/s/ Brian O. Casey
Brian O. Casey
President & Chief Executive Officer

EXHIBIT INDEX
Exhibit No.    Description

10.1	Form of Mutual Fund Share Incentive Agreement